EXHIBIT 99.2

Certification

Pursuant to 18 U.S.C. Section 1350, I, Leon J. Level, Vice President and Chief Financial Officer of Computer Sciences Corporation ("the Company"), hereby certify that:

(1)

the Annual Report of the Computer Sciences Corporation Matched Asset Plan (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 25, 2003	/s/LEON J. LEVEL Leon J. Level Vice President and Chief Financial Officer Computer Sciences Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.